Exhibit 99.2

June 27, 2016

RE: Independent Data Review Committee (IDMC) Review of:

Galena Protocol PH3-01 (PRESENT): Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax™ Treatment

To whom it may concern;

On 24 June 2016, the assembled Independent Data Monitoring Committee met to review the efficacy and safety data available for the aforementioned protocol. At this time the DMC recommends that the study be stopped for futility unless it is determined that there has been a systematic reversal in the study drug treatments in the two arms, in which case the IDMC should reevaluate the clinical evidence. The IDMC recommends that this be investigated as quickly as possible and, in the meantime, that this information be disclosed only to any individual(s) with a need to know about the procedures used to clarify the current situation. Finally, the DMC requests that Galena Biopharma inform the IDMC members of the outcome of this investigation and any decision with respect to discontinuation of the clinical trial as soon as possible.